                                                                     EXHIBIT 1.3


                     PLAN AND AGREEMENT OF REORGANIZATION



                                by exchange by



                           ACCESSPOINT CORPORATION,
                             a Nevada corporation,



             of its common voting stock for common voting stock of



                            BLACK SUN GRAPHICS INC.
                           a California corporation

                     PLAN AND AGREEMENT OF REORGANIZATION

THIS PLAN AND AGREEMENT OF REORGANIZATION ("Plan") is executed this 1st day of May, 2000, and made effective for valuation purposes as of April 7, 2000 by and between Accesspoint Corporation, a Nevada corporation ("Accesspoint"), and Black Sun Graphics, Inc., a California corporation ("BSG") and those persons set forth on Exhibit "A" attached hereto and made a part hereof, who are hereinafter sometimes collectively referred to as "Shareholders" and individually referred to as "Shareholder." Accesspoint, BSG and the Shareholders are sometimes herein referred to individually as a "party" and collectively as the "parties."


                                R E C I T A L S
                                - - - - - - - -

     A. WHEREAS, BSG and the Shareholders desire to exchange shares of common voting stock of BSG for common voting shares of Accesspoint;

     B. WHEREAS, Accesspoint desires to acquire the shares of BSG in exchange for common voting stock of Accesspoint;

     C. WHEREAS, this Plan provides for a tax-free exchange as contemplated above pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                                  ARTICLE  1.
                            PLAN OF REORGANIZATION

     1.1. Adoption of Plan.  This plan of reorganization of Accesspoint and BSG
          ----------------
is adopted pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 as follows:

          1.1.1. The purchase price for BSG shall be Three Hundred Fifty Thousand Dollars ($350,000.00) payable in Seventy Thousand (70,000) shares of Accesspoint common stock valued at Five Dollars and 00/100 ($5.00) each.

          1.1.2. Each BSG Shareholder will transfer to Accesspoint the number of shares of capital stock of BSG opposite his or her name as set forth in Exhibit "B," incorporated herein by this reference, which together will constitute all of the issued and outstanding shares of common voting stock of BSG of any and all classes or series and of any nature whatsoever ("BSG Shares").

          1.1.3. The exchange shall be for all of the outstanding common voting stock of BSG.

          1.1.4. In exchange for the number of shares transferred by each Shareholder, Accesspoint will cause to be delivered to each Shareholder the number of shares of Common Voting Stock ("Accesspoint Shares") opposite the name of the Shareholder as set forth in Exhibit "B." The Accesspoint Shares may consist of issued and outstanding, treasury, or authorized but unissued, shares, or any combination thereof. The Accesspoint Shares shall be fully vested in the names of the Shareholders when distributed from the exchange escrow to the Shareholders.

     1.2. Closing Date.  Subject to the conditions precedent set forth herein to
          ------------
the obligations of the parties to consummate the transaction, the exchange shall be closed and the plan of reorganization shall be consummated at 38 Executive Park, Suite 350, Irvine, California, no later than May 15, 2000 at 11:00 A.M., or such other place and date as may be fixed by mutual consent of the parties. The date of such consummation is the "Close," "Closing" or "Closing Date'' referred to herein. The Closing may, by mutual consent of the parties, be conducted via telephone and facsimile machine, without physical presence at the site of the Closing.

     1.3. Exchange.  The Closing shall be conducted through an exchange as set
          --------
forth herein. The exchange shall be for the purposes of effecting the transaction contemplated herein. The parties shall make the following minimum deposits at the time of the exchange:

          1.3.1. Shareholders shall deliver original certificates, endorsed or otherwise in form for transfer, representing the BSG Shares to Accesspoint. Shareholders agree that the shares to be transferred by them are subject to the interests of Accesspoint hereunder.

          1.3.2. Accesspoint shall deliver either original certificates, endorsed or otherwise in form for transfer, representing the Accesspoint Shares, or written instructions to its stock transfer agent to issue certificates to the Shareholders.

                                  ARTICLE 2.
                        REPRESENTATIONS AND WARRANTIES
                            OF BSG AND SHAREHOLDERS

     BSG and the Shareholders represent and warrant to, and agree with Accesspoint, that the following shall be true and correct as of the date of the
Closing:

     2.1. Organization.  BSG is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of California. BSG has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. BSG is duly qualified to do business and in good standing in each other jurisdiction, if any, in which its property or business makes such qualification necessary. BSG has heretofore delivered to Accesspoint true, accurate and complete copies of BSG's Articles of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of shareholders and directors of BSG held through and including the date of this Plan. BSG is not in violation of any of the provisions of its Articles of Incorporation or By-Laws. BSG has no subsidiaries or affiliates and does not otherwise own any shares of stock or any interest in, or control, any other person or entity.

     2.2. Authority Relative to this Plan.  BSG has full corporate power and
          -------------------------------
authority to execute and deliver this Plan and to consummate the transactions contemplated hereby. The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of BSG and, except for approval of the shareholders of BSG, no other corporate proceedings on the part of BSG are necessary to authorize this Plan or to consummate the transactions contemplated hereby. This Plan has been duly and validly executed and delivered by BSG and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

     2.3. No Conflict; Required Filings and Consents.  The execution and
          ------------------------------------------
delivery of this Plan by BSG does not, and the consummation of the transactions contemplated hereby will not, (i) to the best knowledge of BSG after due inquiry ("Best Knowledge"), conflict with or violate any law, regulation, court order, judgment or decree applicable to BSG or by which its properties are bound or affected, (ii) except as set forth on Schedule 2.3, violate or conflict with either the Certificate of Incorporation or By-Laws of; or (iii) except as set forth on Schedule 2.3, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of BSG pursuant to any contract to which it is a party or by which BSG or any of its respective properties is bound or affected.

          2.3.1. Except for compliance with applicable state securities laws, BSG is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Plan or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by BSG in connection with its execution, delivery or performance of this Plan or the consummation of the transactions contemplated hereby.

     2.4. Capitalization; Legality of Issuance.
          ------------------------------------

          2.4.1. BSG has authorized capital stock of 1,000 shares of common stock, no par value, of which at least 1,000 shares are issued and outstanding. All the outstanding shares of capital stock of BSG have been duly authorized and are validly issued, fully paid and non-assessable. No options, warrants, conversion rights, subscriptions or purchase rights of any nature to acquire from BSG, or commitments of BSG to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is BSG obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities. None of BSG's outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of BSG, any stockholder, or any other person or entity. There are no restrictions on the transfer of shares of capital stock of BSG other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Plan. There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of BSG. Subject to the filing of one or more Notices of Transaction pursuant to Section 25102(f) of the California Corporation Code (the "CCC"), the offer and sale of all capital stock and other securities of BSG issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. BSG does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of BSG or any portion thereof; or any similar rights.

          2.4.2. The Shares, when issued, sold and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will be issued in compliance with all applicable United States federal and state securities laws.

     2.5. Financial Statements.
          --------------------

          2.5.1. BSG's balance sheet as of April 30, 2000 (the "Balance Sheet"), and the related statements, if any (the "BSG Financial Statements"), which have been compiled by BSG internally, copies of which have been delivered by BSG to Accesspoint, fairly present the financial condition of BSG as of said dates and the results of its operations for the periods then ended. The BSG Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied for the periods covered. The BSG Financial Statements (x) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, (y) in accordance with the books and records of BSG and (z) present fairly the financial position and results of operations of BSG at the dates and for the periods to which they relate. BSG has maintained its books of account in accordance with generally accepted accounting principles applied on a consistent basis, and such books and records are, and during the periods covered by BSG Financial Statements were, correct and complete in all material respects, fairly and accurately reflect and reflected the income, expenses, assets and liabilities of BSG, and provide and provided a fair and accurate basis for the preparation of BSG Financial Statements and of the tax returns and reports of BSG.

          2.5.2. Except as set forth on Schedule 2.5.2 and as to the extent reflected in BSG's Balance Sheet, on April 30, 2000, BSG did not have any direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior to April 30, 2000 which would be required to be reflected on BSG's Interim Balance Sheet in accordance with generally accepted accounting principles.

     2.6. Real and Personal Property.
          --------------------------

          2.6.1. BSG owns no real property. BSG has delivered to Accesspoint correct and complete copies of all personal property leased or subleased by BSG. With respect to each such lease and sublease:

                  2.6.1.1. There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; and,

                  2.6.1.2. BSG has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the personal property.

          2.6.2. BSG has good and marketable title to, or valid leasehold interests in, all other assets used or held for use in the conduct of its business, including, without limitation, the assets reflected on the April 30, 2000 Balance Sheet or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any liens, other than liens reflected on the April 30, 2000 Balance Sheet and liens for taxes not yet due and payable. All of the assets owned or leased by BSG are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained. Except as set forth on
Schedule 2.6, there are no material capital expenditures currently contemplated or necessary to maintain the current business of BSG.

     2.7.  Absence of Undisclosed Liabilities.  Except to the extent reflected
           ----------------------------------
or reserved against in the Balance Sheet as of April 30, 2000 and Schedule 2.5.2, BSG does not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities").

     2.8.  Absence of Certain Changes.  Since April 30, 2000, (i) there has been
           --------------------------
no material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of BSG, and (ii) nothing has occurred relative to the business or prospects of BSG that would have a material adverse effect on the future business of BSG.

     2.9.  Litigation.  No investigation or review by any governmental entity or
           ----------
regulatory body, foreign or domestic, with respect to BSG is pending or, to the Best Knowledge of BSG, threatened against BSG, and no governmental entity or regulatory body has advised BSG of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or, to the Best Knowledge of BSG, threatened against or affecting BSG at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Plan or any action taken or to be taken by BSG pursuant to this Plan. As of the date hereof, BSG is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to BSG.

     2.10. Contracts.
           ---------

           2.10.1. BSG has provided, or prior to the Closing will provide, Accesspoint with the following contracts, agreements, leases, licenses, arrangements, commitments, sales orders, purchase orders or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written to which BSG is a party ("Contracts"):

                    2.10.1.1. Any Contract (or group of related Contracts) for the lease of personal property to or from any person providing for lease payments in excess of $10,000 per annum;

                    2.10.1.2. Any Contract (or group of related Contract) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to BSG, or involve consideration in excess of $10,000;

                    2.10.1.3. Any Contract concerning a partnership or joint venture;

                    2.10.1.4. Any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien on any of its assets, tangible or intangible;

                    2.10.1.5. Any Contract concerning confidentiality or noncompetition;

                    2.10.1.6. Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                    2.10.1.7. Any Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

                    2.10.1.8. Any Contract under which the consent of the other party thereto is required in connection with the assignment of such Contract in connection with the transaction contemplated hereby;

                    2.10.1.9. Any Contract under which the consequences of a default or termination could have a material adverse effect on BSG; or

                    2.10.1.10. Any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $10,000.

          2.10.2. All Contracts have been duly authorized and delivered by BSG and, to the Best Knowledge of BSG, any third party thereto, are in full force and effect against BSG and constitute the valid and binding obligations of BSG and, to the Best Knowledge of BSG, the respective parties thereto enforceable in accordance with their respective terms. As to the Contracts, (i) there are no existing breaches or defaults by BSG thereunder or, to the Best Knowledge of BSG, by the other parties to such Contracts, (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by BSG thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than BSG, it shall be limited to the Best Knowledge of BSG, (iii) to the Best Knowledge of BSG, none of them will result in any loss to BSG upon completion or performance thereof and (iv) none of the parties to the Contracts have expressed an indication to BSG of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts.

     2.11.  Intellectual Property.
            ---------------------

            2.11.1. BSG owns or has the right to use pursuant to license, sublicense, agreement, or permission all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation), (vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium) and
(ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder ("Intellectual Property") necessary for the operation of the businesses of BSG and as proposed to be conducted.

            2.11.2. Except as may be set forth on Schedule 2.11.2, BSG has not interfered with, infringed upon, misappropriated, or, to the Best Knowledge of BSG, otherwise come into conflict with any Intellectual Property rights of third parties and BSG has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that BSG must license or refrain from using any Intellectual Property rights of any third party). To the Best Knowledge of BSG, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of BSG.

            2.11.3.  With respect to each item of Intellectual Property owned by
BSG:

                     2.11.3.1. BSG possess all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;

                     2.11.3.2. The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     2.11.3.3. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Best Knowledge of BSG, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                     2.11.3.4. BSG has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            2.11.4. With respect to each item of Intellectual Property used by BSG pursuant to any license, sublicense, agreement or permission:

                     2.11.4.1. The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, subject generally to the laws of bankruptcy and reorganization;

                     2.11.4.2. The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                     2.11.4.3. To the Best Knowledge of BSG, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                     2.11.4.4. To the Best Knowledge of BSG, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                     2.11.4.5. With respect to each sublicense, the representations and warranties set forth in subsections 2.11.3.1 through
2.11.3.4 above are true and correct with respect to the underlying license;

                     2.11.4.6. To the Best Knowledge of BSG, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     2.11.4.7. To the Best Knowledge of BSG, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                     2.11.4.8. BSG has never granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            2.11.5. BSG does not, and to the Best Knowledge of BSG will not, interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

     2.12.  Receivables; Payables.
            ---------------------

            2.12.1. Except as set forth on Schedule 2.12, all accounts receivable of BSG which are or will be reflected on BSG Financial Statements will arise in the ordinary course of business out of bona fide sales and deliveries of goods, services or other business transactions. All accounts receivables of BSG are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims of which BSG is aware, are current and to the Best Knowledge of BSG, collectible, and will be collected in accordance with their terms at their recorded amounts.

            2.12.2. All accounts payable (including, without limitation, Taxes payable) reflected on BSG Interim Balance Sheet and Schedule 2.5.2 and all accounts payable of each of the Sellers arising subsequent to the Balance Sheet Date, have been and are being paid in the ordinary course of its business and consistent with past practice.

     2.13.  Licenses, Permits and Consents; Compliance with Applicable Law.
            --------------------------------------------------------------

            2.13.1. BSG possesses all licenses and permits which individually or in the aggregate are material to the conduct of the business of BSG or any of its employees by reason of such employee's activities on behalf of BSG under applicable law or required by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of BSG, and all of such listed licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby. BSG has not received notice and has no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

            2.13.2. BSG is not in material violation or breach of any, and the business and operations of BSG comply in all material respects and are being conducted in accordance with, all material governing laws, regulations and ordinances applicable thereto and BSG is not in material violation of or in material default under any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

     2.14.  Insurance.  As set forth on Schedule 2.14, BSG maintains insurance
            ---------
covering BSG's properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which BSG operates, but in any event in amounts sufficient to prevent BSG from becoming a co-insurer or self-insurer, with provision for reasonable deductibles and following the Effective Time, BSG will use its reasonable best efforts to obtain as promptly as practicable comparable insurance coverage under policies in BSG's own name on commercially reasonable terms.

     2.15.  Tax Matters.  BSG has timely filed all required federal, state,
            -----------
local, foreign and other governmental tax returns and reports required to be filed by it for all taxable periods ending on or before the date hereof. As of the time of filing, such returns and reports were true, complete and correct and were made on a proper basis. Except as set forth on Schedule 2.5.2 and as to the extent reflected in BSG's Balance Sheet, on April 30, 2000 all federal, state, local and foreign income, unincorporated business, gross receipts, franchise, profits, property, capital, intangibles, employment, excise or other taxes, fees, stamp taxes, duties, penalties, assessments, governmental charges or other payments (collectively "tax" or "taxes") for all periods up to and including the date hereof have been duly paid or withheld or are, or will on the date hereof be, adequately reserved for or withheld in accordance with generally accepted accounting practices applied on a consistent basis.

     2.16.  Books and Records.  The corporate minute books, stock certificate
            -----------------
books, stock registers and other corporate records of BSG are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     2.17.  Entire Business.  No portion of the business of BSG is conducted by
            ---------------
third parties and all of the assets necessary for the conduct of the business of BSG as presently conducted are owned by BSG. All such assets are exclusively owned or leased and used by BSG and its customers. BSG has no investments other than (1) securities that are publicly traded and unrestricted in the hands of BSG, and (2) cash, commercial paper and other cash equivalents.

     2.18.  Employee Benefit Plans.  Each employee benefit plan (and each
            ----------------------
related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue Code (the "Code"), and other applicable laws. All required reports and descriptions have been filed or distributed appropriately with respect to each such employee benefit plan.

     2.19.  Suppliers and Customers.
            -----------------------

            2.19.1. BSG has no knowledge or information or reason to believe that any significant supplier has ceased, or intends to cease, to sell goods or services to BSG or has substantially reduced, or intends to substantially reduce, the sale of such goods or services either as a result of the transaction contemplated by this Plan or otherwise or intends to sell such goods and services other than on terms and conditions similar to those imposed on prior sales to BSG.

            2.19.2. BSG has no knowledge that any of its significant customers has ceased, or intends to cease, to purchase goods from BSG, either as a result of the transaction contemplated hereby or otherwise.

     2.20.  Product Warranties, Product Return Policies and Service Warranties.
            ------------------------------------------------------------------
Except as set forth on Schedule 2.20, each product or service developed, sold or provided by BSG has been in conformity with all applicable contractual commitments and all express and implied warranties, and BSG has no liability for replacement or repair thereof or other damages in connection therewith. No product or service developed, sold or provided by BSG is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. There are no pending and suspected claims or demands and, to the Best Knowledge of BSG, threatened claims or demands, seeking return, replacement and/or repair of products pursuant to warranties extended by BSG prior to the date hereof.

     2.21.  Employees; Labor Matters.
            ------------------------

            2.21.1. To the Best Knowledge of BSG, to officer, employee or consultant of BSG is, or, to BSG's knowledge, is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, including those set forth on, relating to the right of any such officer, employee, or consultant to be employed or engaged by BSG because of the nature of the business conducted or to be conducted by BSG or relating to the use of trade secrets or proprietary information of others, and to the Best Knowledge of BSG; the continued employment or engagement of BSG's officers, employees or consultants does not subject BSG to any liability with respect to any of the foregoing matters.

            2.21.2. No officer, consultant or key employee of BSG whose termination, either individually or in the aggregate, could have a material adverse effect on BSG, has terminated since the date hereof; or to the Best Knowledge of BSG has any present intention of terminating, his employment or engagement with BSG, nor has any such person been, or been proposed to be terminated by BSG.

            2.21.3. BSG is not a party to any collective bargaining agreements. There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against either of BSG or against any person or entity with respect to any employee of BSG pending or, to the best of BSG's knowledge, threatened before the National Labor Relations Board or any federal, state, local or foreign governmental entity or regulatory body. To the knowledge of BSG, there is no basis for any such complaint, grievance or proceeding.

            2.21.4. BSG is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. BSG has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees qualifying beneficiaries thereunder. BSG enjoys satisfactory relations with its employees and agents.

     2.22.  Environmental, Health and Safety Matters.  BSG is not in violation
            ----------------------------------------
of any applicable statute, law or regulation relating to the environment or occupational safety and health, and to the Best Knowledge of BSG, no material expenditures will be required in order to comply with any such statute, law or regulation.

     2.23.  Absence of Certain Business Practices.  To the Best Knowledge of
            -------------------------------------
BSG, BSG's directors, officers, employees or agents nor any other person or entity or entity acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person or entity or entity who is or may be in a position to help or hinder the business of BSG or assist BSG in connection with any actual or proposed transaction which
(i) might subject either of BSG to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on BSG if not given in the past or (iii) might materially adversely affect the condition (financial or otherwise), business, assets, liabilities, operations or prospects of BSG or which might subject BSG to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.

     2.24.  Broker's or Finder's Fees.  Except as set forth in Section 2.24,
            -------------------------
there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, BSG who might be entitled to any fee or commission from BSG upon the consummation of the Combination Transaction.

     2.25.  Disclosure.  Neither this Plan nor any certificate delivered in
            ----------
accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of BSG or by any of BSG's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. To the Best Knowledge of BSG, there is no fact or circumstances known to BSG which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Plan, certificates or statements furnished in writing.

     2.26.  No Offer or Sale.  Unless at the time a registration statement is in
            ----------------
effect under the Securities Act of 1933 covering the Accesspoint Shares delivered hereunder, or the Accesspoint Shares are exempt from registration and qualification as set forth in an opinion of counsel satisfactory to Accesspoint, Shareholders will not offer for sale, sell, or otherwise dispose of the shares under circumstances which would require the registration thereof under such act.

     2.27.  Transactions in the Common Stock.  Except (i) as contemplated hereby
            --------------------------------
as set forth in Exhibit "B" BSG has not sold, offered to sell or granted any stock, shares or securities, of any nature whatsoever, including, without limitation, any option to purchase any stock, shares or securities, of any nature whatsoever, nor shall it hereafter sell, offer or grant any stock, shares, securities or options except as contemplated herein.

                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES
                          OF ACCESSPOINT CORPORATION

     Accesspoint represents and warrants to, and agrees with BSG, that the following shall be true and correct as of the date of the Closing:

     3.1. Organization.  Accesspoint is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Nevada. Accesspoint has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Accesspoint is duly qualified to do business and in good standing in each other jurisdiction, if any, in which its property or business makes such qualification necessary. Accesspoint has heretofore delivered to BSG true, accurate and complete copies of Accesspoint's Articles of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of shareholders and directors of Accesspoint held through and including the date of this Plan. Accesspoint is not in violation of any of the provisions of its Articles of Incorporation or By-Laws. Accesspoint has no subsidiaries or affiliates and does not otherwise own any shares of stock or any interest in, or control, any other person or entity.

     3.2. Authority Relative to this Plan.  Accesspoint has full corporate power
          -------------------------------
and authority to execute and deliver this Plan and to consummate the transactions contemplated hereby. The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Accesspoint and, except for approval of the shareholders of Accesspoint, no other corporate proceedings on the part of Accesspoint are necessary to authorize this Plan or to consummate the transactions contemplated hereby. This Plan has been duly and validly executed and delivered by Accesspoint and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

     3.3. Capitalization; Legality of Issuance.
          ------------------------------------

          3.3.1. Accesspoint has authorized capital stock of 25,000,000 shares of common stock, $.001 par value, of which approximately 14,991,182 shares are issued and outstanding, and, 5,000,000 shares of Preferred Class "A" shares.
All the outstanding shares of capital stock of Accesspoint have been duly authorized and are validly issued, fully paid and non-assessable.

          3.3.2. The Accesspoint Shares, when issued, sold and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will be issued in compliance with all applicable United States federal and state securities laws.

     3.4. Financial Statements.
          --------------------

          3.4.1. Accesspoint's balance sheet as of February 29, 2000 (the "Balance Sheet"), and the related statements, if any ("Accesspoint Financial Statements"), which have been compiled by Greg Tolleson & Associates, copies of which have been delivered by Accesspoint to BSG, fairly present the financial condition of Accesspoint as of said dates and the results of its operations for the periods then ended. The Accesspoint Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles ("GAAP") consistently applied for the periods covered (the "Financial Statements"). The Accesspoint Financial Statements (x) have been prepared in accordance with GAAP applied on a consistent basis, (y) in accordance with the books and records of Accesspoint and (z) present fairly the financial position and results of operations of Accesspoint at the dates and for the periods to which they relate. Accesspoint has maintained its books of account in accordance with GAAP applied on a consistent basis, and such books and records are, and during the periods covered by the Accesspoint Financial Statements were, correct and complete in all material respects, fairly and accurately reflect and reflected the income, expenses, assets and liabilities of Accesspoint, and provide and provided a fair and accurate basis for the preparation of the Accesspoint Financial Statements and of the tax returns and reports of Accesspoint.

          3.4.2. Except and as to the extent reflected in Accesspoint's Balance Sheet, on February 29, 2000, Accesspoint did not have any direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior to February 29, 2000 which would be required to be reflected on Accesspoint's Interim Balance Sheet in accordance with GAAP.

     3.5. Broker's or Finder's Fees.  There is no investment banker, broker,
          -------------------------
finder or other intermediary which has been retained by, or is authorized to act on behalf of, Accesspoint who might be entitled to any fee or commission from Accesspoint upon the consummation of the transactions contemplated herein.

                                  ARTICLE 4.
                           COVENANTS OF THE PARTIES

     4.1. Employment Agreements.  Bas Mulder shall enter into an employment
          ---------------------
agreement with BSG in form and pursuant to terms and conditions satisfactory to the parties.

     4.2. No Offer or Sale.  Unless at the time a registration statement is in
          ----------------
effect under the Securities Act of 1933 covering the Accesspoint Shares delivered hereunder, or the Accesspoint Shares are exempt from registration and qualification as set forth in an opinion of counsel satisfactory to Accesspoint, Shareholders will not offer for sale, sell, or otherwise dispose of the shares under circumstances which would require the registration thereof under such act.

     4.3. Compliance with Securities Laws.  All offers, sales, transfers and
          -------------------------------
other dispositions of the Accesspoint Shares shall be made by the Shareholders in compliance with all applicable securities laws, rules and regulations, and pursuant to registration of securities under the Securities Act (and qualification under General Corporation Law of California) or pursuant to an exemption from registration under the Securities Act (and qualification under General Corporation Law of California). The Shareholders each acknowledge that the Accesspoint Shares are subject to the restrictions on transfer set forth in Rule 144 of the Rules promulgated under the Securities Act of 1933 ("Act"). Any and all offers and sales after the restricted period shall be made only pursuant to such a registration (and qualification) or to such exemption from registration (and qualification). Shareholders shall comply with all policies and procedures established by Accesspoint with regard to Rule 144 matters.

     4.4. Transactions in Securities of BSG.  Except as contemplated in this
          ---------------------------------
Plan, BSG shall not hereafter sell, offer or grant any stock, shares, securities or options, of any class or series whatsoever.

                                  ARTICLE 5.
                            CONDUCT OF BUSINESS OF

                              BSG PENDING CLOSING

     5.1. Access to Information and Documents.
          -----------------------------------

          5.1.1. Shareholders will cause BSG to afford, and BSG will allow, the officers and accredited representatives of Accesspoint, from the date hereof until consummation of the plan of reorganization, full access during normal business hours to all properties, books, accounts, contracts, commitments, and records of every kind of BSG in order that Accesspoint may have full opportunity to make such investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of BSG.

          5.1.2. In addition, Shareholders will cause BSG to permit, and BSG shall permit, Accesspoint to make extracts or copies of all such books, accounts, commitments, and records and to furnish to Accesspoint, within five
(5) days after demand, such further financial and operating data and other information with respect to the business and properties of the corporation as it shall reasonably request from time to time.

          5.1.3. Accesspoint will use any information so secured only for its own purposes in connection with the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.

     5.2. Carry on Business as Usual - Shareholders.  Shareholders will cause
          -----------------------------------------
BSG to carry on its business in substantially the same manner in which such business has been conducted heretofore.

     5.3. Carry on Business as Usual - BSG.  BSG will carry on its businesses in
          --------------------------------
substantially the same manner in which such businesses have been conducted heretofore.

     5.4. Negative Covenants - Shareholders.  Except with the written consent of
          ---------------------------------
Accesspoint pending consummation of the Plan, Shareholders will cause BSG not to do any of the acts listed in Section 2.10, nor engage in any activities other than the customary and ordinary business activities now carried on by it.

     5.5. Negative Covenants - BSG.  Except with the written consent of
          ------------------------
Accesspoint pending consummation of the Plan, BSG shall not do any of the acts listed in Section 2.10, nor engage in any activities other than the customary and ordinary business activities now carried on by it.

                                   ARTICLE 6.
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF ACCESSPOINT TO CLOSE

     The obligations of Accesspoint to deliver the Accesspoint Shares hereunder shall be subject to the following conditions precedent, the nonoccurrence of which, unless waived by it, shall relieve it from all performance under this agreement.

     6.1. Performance of Terms and Conditions.  All terms and conditions of this
          -----------------------------------
agreement to be performed by Shareholders on or before the Closing Date shall have been performed.

     6.2. Reaffirmation of Representatives and Warranties.  Accesspoint shall
          -----------------------------------------------
have received a certificate dated as of the Closing Date, signed by the President or a Vice President and the Secretary or an Assistant Secretary of BSG, reaffirming as of the Closing Date the then applicable representations and warranties set forth herein.

     6.3. Correctness of Representations and Warranties.  Except to the extent
          ---------------------------------------------
that any representations and warranties shall be incorrect as of the Closing Date because of events or changes not materially adversely affecting the business, property, or condition, financial or otherwise, of BSG, occurring or arising after the date hereof in the ordinary course of business, the representations and warranties made by BSG and the Shareholders shall be correct in all material respects, as of the Closing Date, with the same force as though such representations and warranties had been made on the Closing Date, and BSG and the Shareholders shall have delivered to APC on the Closing Date a certificate executed by them, dated the Closing Date, making such representations and warranties as of the Closing Date.

     If Accesspoint shall discover any material breach in the representations and warranties of BSG or the Shareholders herein prior to the Closing Date, it shall notify Shareholders thereof in order that they shall have an opportunity to correct such breach prior to the Closing Date to the satisfaction of Accesspoint. Failure of Accesspoint to give such notice, however, shall not constitute a waiver of the conditions in this subsection or a waiver of any of its rights or remedies on account of such breach.

     6.4. Absence of Litigation.  On the Closing Date no actions, proceedings,
          ---------------------
or investigations shall be pending or, to the knowledge of BSG or Shareholders, threatened against or affecting BSG or Shareholders in any court or before any federal, state, municipal, or other governmental agency or instrumentality to restrain or prohibit the transactions contemplated hereby.

     6.5. Repayment of Loans.  On or prior to the Closing Date, all loans or
          ------------------
advances heretofore or hereafter made by BSG to directors, officers, employees thereof, or others shall have been repaid or the loan repayment obligations shall have been sold by BSG at the face amount thereof, plus accrued interest thereon.

     6.6. Exemption Obtained.  On or prior to the Closing Date, an applicable
          ------------------
exemption from the registration and/or qualification requirements under and securities laws shall be available authorizing Accesspoint to deliver on behalf of Shareholders the Accesspoint Shares to which they may become entitled under this agreement, which exemption by its terms shall be in full force on the Closing Date.

                                   ARTICLE 7.
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF SHAREHOLDERS TO CLOSE

     The obligations of Shareholders to consummate the exchange of shares contemplated by this agreement shall be subject to the following conditions precedent:

     7.1. Reaffirmation of Representatives and Warranties.  Shareholders shall
          -----------------------------------------------
have received a certificate dated as of the Closing Date, signed by the President or a Vice President and the Secretary or an Assistant Secretary of Accesspoint, reaffirming as of the Closing Date the then applicable representations and warranties set forth herein.

     7.2. Shareholder Approval.  Prior to the Closing Date the principal terms
          --------------------
of this agreement have been approved by the outstanding shares of each class of Accesspoint as required by the General Corporation Law of California.

                                   ARTICLE 8.
                                  TERMINATION

     8.1. Nonfulfillment of Conditions Precedent.  If for any reason the Closing
          --------------------------------------
shall not have taken place by May 30, 2000, or if, on the Closing Date, any conditions to the consummation of the transaction contemplated by this Agreement, other than those conditions, if any, as shall have been waived by the party for whose benefit such conditions were imposed shall not have been fulfilled, this Agreement shall terminate forthwith and be of no further force and, except for payment of their own expenses incident to this Agreement, Accesspoint, BSG and Shareholders shall be relieved of all obligations hereunder.

     8.2. Return of Stock, Monies and Documents.  In the event of termination of
          -------------------------------------
this agreement, Accesspoint shall: (i) return to Shareholders the share certificates representing the BSG shares; and (ii) return to the depositing party any and all accompanying monies, documents and things previously deposited pursuant to Section 1.3, above.

                                   ARTICLE 9.
                          CONSUMMATION OF TRANSACTION

     9.1. Consideration of Accesspoint.  On the Closing Date Accesspoint or the
          ----------------------------
stock transfer agent of Accesspoint, on behalf of Accesspoint, will deliver, or cause to be delivered, to Shareholders the Accesspoint Shares to which Shareholders are entitled, registered in the respective names of the Shareholders.

     9.2. Consideration of Shareholders.  On the Closing Date BSG, on behalf of
          -----------------------------
the Shareholders, shall deliver to Accesspoint, or its order, the BSG Shares, duly endorsed in blank for transfer or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank.

     9.3. Expenses.  Each of the parties hereto shall pay that party's own
          --------
expenses incident to the preparation of this agreement and the consummation of the transaction contemplated hereby.

     9.4. Employment Agreements.  Bas Mulder and each of BSG's employees shall
          ---------------------
have entered into an employment agreement with BSG in form and pursuant to terms and conditions satisfactory to the parties.

                                  ARTICLE 10.
                               SPECIAL PROVISIONS

     10.1.  Indemnification.  BSG and Shareholders shall, at their sole cost and
            ---------------
expense and without limiting any other rights which Accesspoint has hereunder, indemnify, protect, and hold Accesspoint, the shareholders, directors, officers, employees, agents, representatives, attorneys, successors and assigns of Accesspoint, and the property of Accesspoint, harmless against and from any and all losses and claims (including reasonable attorneys' fees) which may be imposed upon, incurred by, or awarded against the other parties and arising from: (i) any breach by either BSG or any of the Shareholders of any warranty, covenant or other obligation or the inaccuracy of any representation of BSG or the Shareholders in this Plan; or (ii) the violation by BSG or the Shareholders (or any person acting or deemed to be acting as an agent on behalf of BSG or the Shareholders) of any local, state, or federal law, rule or regulation; or (iii) any act, failure to act, omission, representation, or misrepresentation by BSG or the Shareholders or any affiliates or subsidiaries or the employees, officers, or agents of any of the foregoing.

     10.2.  Control of Tax Litigation.  In the event there is asserted against
            -------------------------
BSG any tax deficiencies, federal or state, in respect of taxes based on or measured by income for any period prior to the Closing Date, then Shareholders shall have the right, solely at their expense, to contest such deficiencies, subject to the right of Accesspoint, at its option, to direct and control all matters with reference to any tax deficiencies asserted against BSG, so long as such contest does not cause any additional liability to BSG or

Accesspoint. Such contest may include all proceedings permitted by law. The foregoing shall in no way limit, prejudice or circumscribe the right of Accesspoint, at its option, to direct and control all matters with reference to any tax deficiencies asserted against BSG.

                                  ARTICLE 11.
                               GENERAL PROVISIONS

11.1.  Execution by Shareholders.  The Shareholders shall execute this Plan by
       -------------------------
executing the signature page attached hereto as Exhibit "A" and made a part hereof by this reference.

11.2.  Recitals. The recitals set forth above are incorporated herein by this
       --------
reference and made a part of this Plan.

11.3.  Advice of Counsel. Each party has been advised of and understands the
       -----------------
terms and conditions of this Plan. This Plan has been freely and voluntarily entered into and executed by the parties, each of the parties hereto being duly represented by counsel or having the benefit of advice of counsel.

11.4.  Amendments. This Plan may be amended only by written consent of each of
       ----------
the parties hereto.

11.5.  Further Acts. The parties hereto shall cooperate with each other and
       ------------
execute such additional documents or instruments and perform such further acts as may be reasonably necessary to affect the purpose and intent of the Plan.

11.6.  Notices. Any and all notices, demands, requests, or other communications
       -------
required or permitted by this Plan or by law to be served on, given to, or delivered to any party hereto by any other party to this Plan shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party or to an officer of the party, or in lieu of such personal delivery, when deposited in the United States mail, first-class postage prepaid addressed as follows:

                              Accesspoint:  38 Executive Park, Suite 350
                              -----------
                                            Irvine, CA 92614
                                            Attention: Tom M. Djokovich

                              BSG:  38 Executive Park, Suite 350
                              ---
                                    Irvine, CA 92614
                                    Attention: Bas Mulder

       Shareholders:                 See Exhibit "A"


11.7.  Effect of Headings.   The subject headings of the paragraphs and
       ------------------
subparagraphs of this Plan are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

11.8.  Entire Agreement; Modification, Waiver.  This Plan constitutes the entire
       --------------------------------------
agreement between the parties pertaining to the conditional and final vesting of any Shares, and along with the Plan and the Trust, the entire agreement between the parties pertaining to any other subject matter contained herein. This Plan supersedes all prior and contemporaneous agreement, representations and understandings of the parties. No waiver of any of the provisions of this Plan shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

11.9.  Severability.   Should any provision or portion of this Plan be held or
       ------------
otherwise become unenforceable or invalid for any reason, the remaining provisions and portions of this Plan shall be unaffected by such unenforceability or invalidity.

11.10.  Counterparts.  This Plan may be executed simultaneously in one or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exhibits attached hereto and initialed by the parties are made a part hereof and incorporated herein by this reference.

11.11.   Parties in Interest.  Nothing in this Plan, whether express or implied,
         -------------------
is intended to confer any rights or remedies under or by reason of this Plan on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Plan intended to relieve or discharge the obligation or liability of any third party to this Plan, nor shall any provision give any third person any right of subrogation or action over against any party to this Plan.

11.12.   Assignment.  This Plan shall be binding on, and shall inure to the
         ----------
benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

11.13.   Specific Performance.  Each party's obligations under this Plan are
         --------------------
unique. If any party should default in its obligations under this Plan, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.

11.14.   Recovery of Litigation Costs.  If any legal action or any arbitration
         ----------------------------
or other proceeding is brought for the enforcement of this Plan, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Plan, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

11.15.   Survival of Representations and Obligations.  All representations,
         -------------------------------------------
warranties and agreements of the parties contained in this Plan, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

11.16.   Gender; Number.  Whenever the context of this Plan requires, the
         --------------
masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

11.17.   Governing Law.  This Plan shall be construed in accordance with, and
         -------------
governed by, the laws of the State of California.

11.18.   Venue.  This Plan is to be performed at Orange County, California.
         -----
Therefore, venue for any action brought regarding the interpretation or enforcement of this Plan shall lie exclusively in Orange County, California.

     IN WITNESS WHEREOF, this Plan is made effective as of the date first set forth above, at Orange County, California.



                                    Accesspoint:

                                    Accesspoint Corporation, a Nevada
                                    corporation



                                    By:  /s/ Tom M. Djokovich
                                         -------------------------------------
                                         Tom M. Djokovich,
                                         Chief Executive Officer



                                    BSG:

                                    Black Sun Graphics, Inc., a California
                                    corporation



                                    By:  /s/ Bas Mulder
                                         -------------------------------------
                                         Bas Mulder,
                                         President and
                                         Chief Executive Officer

                                    EXHBIT A

                           SHAREHOLDER SIGNATURE PAGE


                                    Shareholders:



                                    /s/ Bas Mulder
                                    ----------------------------
                                    Bas Mulder, and individual
                                    25577 Paseo La Vista
                                    Laguna Niguel, CA 92677



                                    /s/ Liesbeth Sotebeer
                                    ----------------------------
                                    Liesbeth Sotebeer, and individual
                                    25577 Paseo La Vista
                                    Laguna Niguel, CA 92677

                                   EXHIBIT B

                                  SHAREHOLDERS


     The BSG Shares to be transferred by the respective Shareholders to Accesspoint, and the Accesspoint Shares to be delivered by Accesspoint for the account of the respective Shareholders, are as follows:

     Shareholder             BSG Shares        Accesspoint Shares
     -----------             ----------        ------------------

     Bas Mulder                  600                 42,000
     Liesbeth Sotebeer           400                 28,000

                                BSG SCHEDULE 2.3

                               BSG SCHEDULE 2.5.2

                                  SEE ATACHED

                                BSG SCHEDULE 2.6

                              BSG SCHEDULE 2.11.2

                               BSG SCHEDULE 2.12

                               BSG SCHEDULE 2.14

                              BSG   SCHEDULE 2.20